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                         [COOPERS & LYBRAND, LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
American Odyssey Funds, Inc.:

We consent to the inclusion in Post-Effective Amendment No. 7 to the Registration Statement of the American Odyssey Funds, Inc., comprising, respectively, the International Equity Fund, Emerging Opportunities fund, Core Equity Fund, Long-Term Bond Fund, Intermediate-Term Bond Fund, and Short-Term Bond Fund, (the "Funds"), on Form N-1A (File No. 33-57536) of our report dated February 12, 1997, on our audits of the financial statements and financial highlights of the Funds, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996 which is included in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm in the Prospectus under the caption, "Financial Highlights" and in the Statement of Additional Information under the caption, "Other Service Providers".


                                                  /s/ Coopers & Lybrand L.L.P.
                                                  ------------------------------
                                                  COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 28, 1997